Exhibit 99.1

ADMINISTAFF ANNOUNCES PRELIMINARY FIRST QUARTER RESULTS AND
NEW MULTI-YEAR HEALTHCARE CONTRACT WITH UNITEDHEALTHCARE

HOUSTON - April 23, 2007 - Administaff, Inc. (NYSE: ASF), a leading provider of human resources services for small and medium-sized businesses, today announced that it expects to report first quarter 2007 diluted earnings per share of $0.30. These preliminary results reflect a 9.4% annual increase in the average number of worksite employees paid per month to 104,881, slightly less than the previous guidance of 105,500 to 106,000. The first quarter ended with 106,021 worksite employees paid in March.

The company expects to report average gross profit per worksite employee per month of $216, compared to its initial guidance of $224 to $230. This shortfall is due primarily to higher than expected healthcare costs, offset in part by a better than expected workers’ compensation surplus.

First quarter operating expenses are expected to total approximately $58.0 million, below the previous guidance of $58.25 million to $59.0 million.

Interest income for the quarter is estimated to be in line with guidance at approximately $3.0 million. The effective income tax rate is expected to be 35.4%, slightly lower than the forecasted 36.2% rate.

Separately, the company announced that it has reached an agreement with UnitedHealthcare to extend its current medical and dental plans for an additional three years, beginning in 2008 through 2010. This arrangement reflects Administaff’s and UnitedHealthcare’s ongoing efforts in moderating the rate of healthcare cost growth on behalf of Administaff’s employees, as well as a further strengthening of its business relationship with UnitedHealthcare.

As a result of the progressive improvements achieved in program performance over a sustained, multi-year period, Administaff's capital requirements under the program have been reduced by $2.0 million, from $11.0 million to $9.0 million. Under the terms of the agreement, the costs of certain services will also be reduced to reflect Administaff’s and UnitedHealthcare’s administrative cost efficiencies. Administaff anticipates realizing savings of approximately $18.3 million over the remainder of the current agreement and the life of the new extended agreement, which includes a $3.3 million credit in May 2007.

“We are pleased with the mutually beneficial terms of our agreement with UnitedHealthcare,” said Richard G. Rawson, Administaff president. “This arrangement demonstrates the long-term success of our relationship with UnitedHealthcare and our joint commitment to offer premium healthcare benefits at affordable prices for employees at America’s best small and medium-sized businesses.”

The company will provide further details regarding its first quarter results and an update to its 2007 guidance during its regularly scheduled earnings conference call on Tuesday, May 1, 2007, at 10 a.m. EDT. To listen to the call, dial 800-573-4840 and use passcode 71124700. The call will also be webcast at http://www.administaff.com. To access the webcast, click on the Investor Relations section of the Web site and select “Live Webcast.” A replay of the conference call will be available at 888-286-8010, passcode 22377284, for two weeks after the call. The webcast will be archived for one year.

Administaff is the nation’s leading professional employer organization (PEO), serving as a full-service human resources department that provides small and medium-sized businesses with administrative relief, big-company benefits, reduced liabilities and a systematic way to improve productivity. The company operates 42 sales offices in 22 major markets. For additional information, visit Administaff’s Web site at http://www.administaff.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Administaff, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our current expectations, estimates and projections. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i)changes in general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) changes in our direct costs and operating expenses including, but not limited to, increases in health insurance premiums and workers’ compensation rates and underlying claims trends, financial solvency of workers’ compensation carriers and other insurers, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims, changes in the costs of expanding into new markets, and failure to manage growth of our operations; (iv) the effectiveness of our sales and marketing efforts; (v) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vi) our liability for worksite employee payroll and benefits costs; and (vii) an adverse final judgment or settlement of claims against Administaff. These factors are discussed in further detail in Administaff’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

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